UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 10, 2025
Date of Report (date of earliest event reported)
___________________________________
Lineage, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Maryland (State or other jurisdiction of incorporation or organization)	001-42191 (Commission File Number)	82-1271188 (I.R.S. Employer Identification Number)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
[Emerging growth company    ☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01 – Regulation FD Disclosure
On June 10, 2025, Lineage, Inc. (“the Company”) issued a press release announcing the pricing of the notes described under Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the company or the operating partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 - Other Events
On June 10, 2025, Lineage OP, LP, the Company’s operating partnership, (“the operating partnership”) priced an offering of $500,000,000 aggregate principal amount of 5.250% Senior Notes due 2030 (the “notes”). The notes will be senior unsecured obligations of the operating partnership and will be fully and unconditionally guaranteed by the Company, Lineage Logistics Holdings, LLC, and each other subsidiary of the Company (other than the operating partnership and certain excluded subsidiaries) that guarantees or is otherwise obligated in respect of the Company’s revolving credit and term loan agreement.
The notes have not been and will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the Securities Act. The notes will be offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
Interest on the notes will be paid semi-annually on January 15 and July 15 of each year, commencing January 15, 2026. Settlement of the offering is expected to occur on June 17, 2025, subject to the satisfaction of customary closing conditions.
The Company intends to use the net proceeds from the notes to repay amounts outstanding from time to time under its revolving credit facility and for other general corporate and working capital purposes.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “could,” “should,” “would,” “seek,” “position,” “support,” “drive,” “enable,” “optimistic,” “target,” “opportunity,” “approximately.” “plan,” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: timing and consummation of the offering of the notes; the intended use of the net proceeds from the offering of the notes; risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering of the notes; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in each of the Company’s reports filed with the Securities and Exchange Commission. There can be no assurance that the proposed transactions will be consummated on the terms described herein or at all.
The risks included here are not exhaustive, and additional factors could adversely affect the Company’s business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to the Company’s performance and financial condition. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company expressly disclaims any responsibility to update forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of Lineage, Inc. dated June 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

June 10, 2025	/s/ Abigail Fleming
Date	(Signature)
Abigail Fleming
Chief Accounting Officer